ASSET PURCHASE AGREEMENT

by and between

Iceweb Virginia, Inc., a Virginia corporation(“Purchaser”),

True North Solutions, Inc., a Delaware corporation (“Seller”),

and American Systems Corporation, a Virginia corporation ("American Systems"), and

ASC-Acquisition, TNS, Inc., a Virginia corporation (the “Shareholder”)

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), made and entered into effective as of the ____ day of _________________, 2006 (the “Effective Date”), by and between Iceweb Virginia, Inc., a Virginia corporation (“Purchaser”), True North Solutions, Inc., a Delaware corporation (“Seller”), American Systems Corporation, a Virginia corporation (“American Systems”); and ASC Acquisition-TNS, Inc., a Virginia corporation (the “Shareholder”).

RECITALS:

R-1. Seller was previously engaged in the provision of preferred information security solutions for commercial and federal clients (the “Business”);

R-2. Seller previously sold substantially all of Seller’s assets used in the portion of Seller’s business that related to the provision of preferred information security solutions to commercial and non-governmental professional services clients only (the “Commercial Business”), while retaining the governmental customer business (the “Government Business”);

R-3. Seller desires to sell, and Purchaser desires to purchase, all or substantially all of Seller’s assets used in the Government Business.

R-4. American Systems, through its wholly owned subsidiary, the Shareholder, beneficially owns all of the issued and outstanding shares of the capital stock of Seller.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Purchaser, at the Closing (as defined in Section 9.1), all right, title, and interest of Seller in and to the Government Business, which is hereby defined and limited to (i) the Vendor Agreements listed on Schedule 1.1(a), and (ii) all of those rights and assets, tangible or intangible, exclusively used in the performance of day to day business operations, as owned or held by Seller and as identified on Schedule 1.1(b). The foregoing rights and assets shall hereinafter collectively be referred to as the “Assets.” Without in any way limiting the generality of the foregoing, the Assets shall include all right and interest owned or held by Seller in the following:

(a) Vendor Agreements and Vendor Benefits. The Vendor Agreements, including all documents and files relating to Seller’s relationship that resulted in the execution of the Vendor Agreements, and further includes all authorizations to sell Vendor products from Seller’s GSA Schedule and authorizations to otherwise sell Vendor products to local, state, and federal governments and to international agencies. Included with said Vendor Agreements will be all data in Seller’s possession regarding rebates, credits, SPIFFs, special pricing arrangements, marketing funds available to Seller (collectively, the “Vendor Benefits”), and similar or comparable contract rights to Vendor Benefits. A list of the Vendor Agreements and Vendor Benefits is set forth in Schedule 1.1(a). Seller and Shareholder shall retain those records required for Seller's and Shareholder's accounting, audit, compliance and tax reporting purposes, provided, that Purchaser shall have reasonable access thereto if the original or a copy thereof is not otherwise provided to Purchaser.

(b) Tangible Assets. The Tangible Assets are listed on Schedule 1.1(b).

(c) Other Assets. Other Assets include and are limited to:

1. Website. The rights of Seller in the content of Seller’s website related to the Government Business, provided, that the Purchaser will not obtain any rights to and will not be able to use the trade names "True North, True North Solutions, or any variation thereof, and Purchaser will not acquire any right, title or interest in the domain name truenorthsolutions.com or any variation thereof and will be required to refrain from use of such tradename, and together with all electronic files and other documentation and agreements relating thereto. At Closing Seller will cause Fishnet, the purchaser of the Commercial Business, to remove the Government Business web pages and links from the website previously transferred to Fishnet.

2. Databases. The rights of Seller in all electronic databases relating to the descriptions and pricing of the products for sale, including without limitation all prior and current databases and all modifications thereto.

3. GSA Schedule and Other Government Contracts. Seller's GSA Schedule and all electronic files and access and other documentation of Seller relating to the GSA Associated Government Fee Report System, and all other federal government contracts, buying schedules, and purchasing vehicles under which goods and services provided by or through Seller are or may be purchased by agencies of the federal government. A copy of the GSA Schedule is attached as Schedule 1.1(c)(3) .

4. Federal Client List. The listing of Federal Clients the Government Business has done business with or has identified in writing as federal agencies which Seller would seek to do business with in the future. The Federal Client list is set forth on Schedule 1.1(c)(4)

5. Intellectual Property. Seller's intellectual property rights, trade secrets and other proprietary information exclusively used in the performance of the Government Business as owned or held by Seller and as specifically listed on Schedule 1.1(c)(5) (the “Intellectual Property”).

6. Quotes in Process. All quotes for the sale of hardware, software and professional services to Federal Clients by Seller, in process on and after the Effective Date. A list of quotes in process is set forth on Schedule 1.1(c)(6).

7. Contracts in Process. All of Seller's contracts for the sale of hardware, software and professional services to Federal Clients, in process on and after the Effective Date but not fully executed as of the Effective Date. A list of contracts in process is set forth on Schedule 1.1(c)(7).

Article II

ASSUMPTION OF LIABILITIES

2.1 Except for the gsa schedule being assigned and novated, there are no liabilities being assumed by buyer. All assets being sold are free and clear of liabilities.

Article III

PRICE AND PAYMENT

3.1 Purchase Price. The aggregate purchase price for the Assets shall be Three Hundred Fifty Thousand and NO/100 Dollars ($350,000.00). Two Hundred Fifty Thousand Dollars of the Purchase Price (the "Closing Cash Payment") shall be paid in cash at Closing, and the balance shall be evidenced by a promissory note (the "Deferred Purchase Money Note"), secured by collateral pledge of the Assets, payable immediately upon accomplishment of the novation of the GSA Schedule pursuant to Section 10.1. The Deferred Purchase Money Note and the security agreement and other instruments to perfect Seller's collateral interest shall be of a form and substance reasonably acceptable to Purchaser and Seller and containing terms and conditions customary for commercial finance transactions of a similar nature in the Commonwealth of Virginia.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER, American Systems AND SHAREHOLDER

Seller, American Systems and Shareholder hereby represent and warrant to Purchaser as follows:

4.1 Organization. Seller, American Systems and Shareholder are corporations validly existing and in good standing under the laws of their respective states of incorporation, with the corporate power and authority to conduct their respective businesses (including the performance of the Vendor Agreements and under the GSA Schedule) and to own and lease their respective properties and assets (including the Assets).

4.2 Power and Authority. Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, except as limited by bankruptcy, moratorium, or similar laws for the protection of creditors generally.

4.3 No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (1) except for the Required Government Consents (as defined in Section 4.4), any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree applicable to Seller or the Assets, (2) any provision of any charter, bylaw or other governing or organizational instrument of Seller, or (3) except insofar as Required Contract Consents (as defined in Section 4.5) are to be procured prior to Closing, any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets is bound.

4.4 Required Government Consents. Except for (1) the novation of the GSA Schedule Contract pursuant to Federal Acquisition Regulation (“FAR”) Subpart 42.12, and/or any other applicable FAR, GSA regulations, and/or the United States Code, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is (a) necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby or thereby, or (b) the ownership and use of the Assets and the performance of the Assigned Contracts (including by Purchaser).

4.5 Title to Personal Property. Except as set forth on Schedule 4.5, Seller has, or will deliver as of Closing, good and marketable title to all of the Assets, free and clear of all liens, claims, encumbrances, options, pledges, restrictions on transfer, title defects, security interests, or other encumbrances of any kind or nature whatsoever (the “Liens”). Purchaser at Closing shall obtain good and marketable title to all of the Assets, free and clear of all Liens.

4.6 Title to Intellectual Property. Purchaser shall receive all of Seller's rights in the Intellectual Property at Closing free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever (except for liens for taxes not yet due and payable), and the Intellectual Property includes, all intellectual property rights, trade secrets, and other proprietary information reasonably necessary for the ownership and use of the Assets.

4.7 Investigations. To the Seller’s knowledge, there is no irregularity, misstatement, act or omission arising under or relating to Assigned Contracts that has led or could reasonably be expected to lead, either before or after the Closing Date, to any administrative, civil (including, but not limited to, claims made under the False Claims Act, 18 U.S.C.§ 287) or criminal investigation, indictment or information, audit or internal investigation or to any other damage, penalty assessment, recoupment of payment, or disallowance of cost; and, with respect to performance under the GSA Schedule or any other sale of goods and/or services to Federal Clients, there has not been and there is no basis for the commencement of any proceedings to suspend or disbar Seller from doing business with any agency of the federal government.

4.8 Claims and Disputes. Seller has no interest in any pending or potential claim or request for equitable adjustment against the Government or any subcontractor, vendor or other third party arising under or relating to the Assigned Contracts or any Team Member Agreement. There are no outstanding claims against Seller either by the Government or any subcontractor, vendor or other third party arising out of or relating to the Assigned Contracts or any Team Member Agreement, and to Seller’s knowledge, there are no facts that might give rise to or result in such a claim. There exist no disputes between Seller and the Government or any subcontractor, vendor or other third party, arising out of or relating to the Assigned Contracts or any Team Member Agreement or outstanding Active Proposal, and to Seller’s knowledge, there are no facts that might give rise to or result in such a dispute.

4.9 AGF. Seller has filed all reports related to and paid all Associated Government Fees required to be paid by Seller under the Assigned Contracts through the Effective Date, including Industrial Funding Fees (“IFF”) or other fees, taxes, penalties or other exactions by or for the US General Services Administration.

4.10 Litigation. Except as listed on Schedule 4.10, no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, “Litigation”) is pending, or, to Seller’s knowledge, threatened against Seller, its present or former directors, officers, or employees affecting, involving, or relating to any of the Assets.

4.11 Court Orders, Decrees, and Laws. There is no outstanding or, to Seller’s knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller affecting, involving, or relating to the Assets. Seller is not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree affecting, involving, or relating to the Assets.

4.12 Broker’s or Finder’s Fees. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Purchaser.

4.13 Disclosure. No representation, warranty, or statement made by Seller in this Agreement or in any document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any untrue statement, or omits or fails to state any fact necessary to make the statements contained herein or therein not misleading.

Article V

REPRESENTATIONS AND WARRANTIES OF BUYER

Purchaser hereby represents and warrants to Seller as follows:

5.1 Organization. Purchaser is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to conduct its business and to own and lease its properties and assets. Purchaser is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state in which the failure to be so qualified or licensed would have a material adverse effect on its financial condition or operations.

5.2 Power and Authority. Purchaser has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Purchaser in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, moratorium, or similar laws for the protection of creditors generally.

5.3 No Conflict. Neither the execution and delivery by Purchaser of this Agreement and of the other agreements and instruments to be executed and delivered by Purchaser in connection with the transactions contemplated hereby or thereby, nor the consummation by Purchaser of the transactions contemplated hereby or thereby will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment, or decree applicable to Purchaser, or (2) any provision of any charter, bylaw, or other governing or organizational instrument of Purchaser.

Article VI

COVENANTS OF SELLER AND BUYER PRIOR TO CLOSING

6.1 Access. From the date of this Agreement to the Closing Date, Seller shall provide Purchaser with such information and access to such records as Purchaser may from time to time reasonably request with respect to the Active Proposals and related Team Member Agreements. Any investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Seller.

6.2 Approvals of Third Parties. Seller and Purchaser shall make good faith efforts, and shall cooperate with one another, to secure all Required Contract Consents that may be required by Vendors, provided, that the ability to secure any such Require Contract Consents shall not be a condition to Closing.

6.3 Subcontract Agreement; Other Transition Requirements. The parties acknowledge that FAR Subpart 42.12 requires the Closing to occur prior to the novation of the GSA Schedule Contract to Purchaser. Throughout the novation process Purchaser and Seller will each use reasonable efforts, and will cooperate with each other, to obtain GSA’s approval of the Subcontract Agreement pursuant to FAR § 52.244-2 to allow Purchaser to perform throughout the novation process. Seller and Purchaser will (a) cooperate throughout the novation process, (b) honor all outstanding quotes, and (c) fulfill all delivery orders and purchase orders. From and after the Closing Date Purchaser will, at Purchaser’s sole expense, continue the government business without interruption and in the ordinary course, serving as Seller’s subcontractor until the novation process is completed. Purchaser will hold Seller harmless from any liability in connection with this Government Business from and after the Closing Date.

6.4 Hiring Employees. Seller will cooperate with all requests made by Purchaser for the purpose of allowing Purchaser to hire those employees of Seller designated by Purchaser and working in the Business, such employment to be effective as of the Closing Date; provided, however, that nothing in this Section 6.5 and no actions pursuant to this Section 6.5 will require Purchaser to hire any employee of Seller.

6.5 Cancel Unfulfilled Purchase Orders with Vendors.  Immediately following the Closing, Seller and Shareholder shall take all steps necessary to cancel any unfilled purchase orders with vendors with respect to the Business unless Purchaser assumes such obligations and accepts delivery of performance by such vendors.

6.6 Name Change. Upon closing, Purchaser shall change the name under which it conducts the Government Business to a name other than one that would conflict with or could be confused with the names “True North”, “Solutions”, or “True North Solutions, Inc.”

Article VII

CONDITIONS TO SELLER’S OBLIGATIONS

Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction of (or waiver by) Seller at or prior to the Closing Date of each of the following conditions:

7.1 Representations and Warranties True at Closing Date. Purchaser’s representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date, and Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by a duly authorized officer of Purchaser to such effect.

7.2 Performance. Purchaser shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by a duly authorized officer of Purchaser to such effect.

7.3 Litigation. No Litigation shall be threatened or pending against Purchaser or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

7.4 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by Purchaser to seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel’s reasonable judgment.

Article VIII

CONDITIONS TO BUYER’S OBLIGATIONS

Each of the obligations of Purchaser to be performed hereunder shall be subject to the satisfaction of (or waiver by) Purchaser at or prior to the Closing Date of each of the following conditions:

8.1 Representations and Warranties True at Closing Date. Seller’s representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by a duly authorized officer of Seller to such effect.

8.2 No Litigation. Except as set out on Schedule 8.2 no Litigation shall be threatened or pending against Purchaser or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Purchaser, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

Article IX

CLOSING

9.1 Closing. Unless this Agreement is first terminated as provided in Article XII, the closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities (the “Closing”) shall take place at the offices of Squire, Sanders & Dempsey L.L.P. (the “Closing Agent”), at 8000 Towers Crescent Drive, Suite 1400, Vienna, Virginia 22182, at 9:00 a.m. Eastern time o’clock on the week day which is five (5) days after the Effective Date, and if said day is not a week day, the next week day following the day which is thirty (30) days after the Effective Date, or on such other time, date, and place as the parties may agree (the “Closing Date”).

9.2 Actions at Closing. At Closing, Purchaser and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

(a) Payment of the Closing Cash Payment. Purchaser shall deliver the Closing Cash Payment to the Seller in full by check or wire transfer of immediately available funds to an account designated by Seller.

(b) Conveyance Instruments. Seller shall deliver to Purchaser such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as Purchaser may reasonably request to effect the assignment to Purchaser of the Assets.

(c) Deferred Purchase Money Note and Security Agreement. Purchaser shall execute and deliver the Deferred Purchase Money Note, a security agreement, and such financing statements as may be required to perfect Seller's collateral lien in the Assets.

9.3 Further Assurances. At and after the Closing, without further consideration, Seller shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Purchaser or its counsel may reasonably request (1) to vest in Purchaser, and perfect and protect Purchaser’s right, title, and interest in, and enjoyment of, the Assets or (2) to ensure more effectively the compliance of Seller with its agreements, covenants, warranties, and representatives under this Agreement.

Article X

COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

10.1 Novation of GSA Contract. Following the Closing, Purchaser and Seller will each use reasonable efforts, and will cooperate with each other, to novate the Assigned Contracts to Purchaser pursuant to FAR Subpart 42.12 and will execute a novation agreement, in such form as may be reasonably required or requested by the Government. Seller shall render all necessary assistance to Purchaser in obtaining such novation in such manner as Purchaser reasonably requests; provided, however, that in seeking to obtain such novation, Seller shall not be required to make any additional payment or take any additional action not otherwise required under the terms of the Novated Contract. Purchaser shall bear, pay, discharge and satisfy all costs, expenses and considerations required to obtain the novation of the Contract.

10.2 Transfer Taxes. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party subject to such taxes under applicable law and the parties shall cooperate to make available and provide all necessary documentation with respect to such taxes.

10.3 Confidentiality Obligation of Seller Following Closing. Following the Closing, Seller shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Purchaser, and not use in any manner whatsoever, any confidential business or technical information remaining in its possession concerning the Assets. Notwithstanding the foregoing, Seller may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process or (2) if required by court order or decree. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or (3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

10.4 Seller and Shareholder’s Indemnity.

(a) Subject to the terms and conditions of this Article X, , Seller and Shareholder shall, jointly and severally, indemnify, defend and hold harmless Purchaser, and its parent company Iceweb, Inc., a Delaware corporation, shareholders, employees, officers, directors, agents, attorneys, and Affiliates from and against all lawsuits, losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys’ fees, expenses, and reasonable consulting fees (collectively, “Damages”), incurred by any or all of them or assessed against the Purchased Assets by reason of or resulting from or based upon:

(i) The material inaccuracy of any representation or warranty, or the breach or default of or under any covenant or agreement, made by Seller or Shareholder in this Agreement, including any of the Exhibits and Schedules hereto or in any Ancillary Document delivered in connection with any of the transactions contemplated by this Agreement or any of the agreements contemplated hereby; and

(ii) Any claims arising out of or relating to occurrences of any nature relating to the Government Business, the conduct thereof, or the ownership or operation of the Assets prior to the Closing, whether any such claims are asserted prior to or after the Closing;

(iii) Any pending litigation or disputes involving Seller, the Government Business or the Assets, whether or not such litigation, proceeding or dispute in listed in one or more schedules to this Agreement;

(iv) Any liability or claim arising out of or relating to occurrences of any nature relating to Seller’s conduct of the Business or ownership or operation of the Assets; or

10.5 Purchaser’s Indemnity. Subject to the terms and conditions of this Article X, Purchaser shall indemnify, defend and hold harmless Seller, American Systems, and the Shareholder and Seller’s officers, employees, directors, agents, attorneys, and Affiliates harmless from and against all Damages asserted against or incurred by any or all of them by reason of or resulting from or based on:

(a) The inaccuracy of any representation or warranty, or the breach or default of or under any covenant or agreement, made by Purchaser in this Agreement, including any of the Exhibits and Schedules hereto or in any Ancillary Document delivered in connection with any of the transactions contemplated by this Agreement or any of the agreements contemplated hereby; or

(b) Any liability or claim arising out of or relating to occurrences of any nature relating to the conduct of the Government Business from events occurring after the Closing, including, but not limited to, any loss, cost or expense that Seller may incur as a result of acting in an intermediate contracting role with respect to any Assigned Contracts pending completion of the novation.

10.6 Limitations upon Indemnification Obligations. Except in the case of fraud or willful misconduct, indemnification shall not include any punitive damages. No claims for indemnification hereunder may be brought on or after eighteen months from the date of Closing. No claims for indemnification may be asserted by Purchaser against the Seller or the Shareholder until the aggregate amount of all Damages incurred in connection with the claims thereunder exceeds Twenty-Five Thousand Dollars ($25,000) in the aggregate or Ten Thousand Dollars ($10,000) for any single claim, (the “Indemnification Deductible”).

10.7 Non-Competition Covenant By Seller, American Systems and Shareholder. Seller, American Systems, and Shareholder, jointly and severally, covenant that for a period of one (1) years from and after the Closing Date, none of them shall compete with Purchaser in the sale of any of the goods historically sold by Seller as the Government Business, to agencies of the federal government to which Seller sold or marketed goods. For purposes of this non-competition covenant, the narrowest definition of “agencies of the federal government” will be applied that fulfills the requirement of this covenant. By way of example only, if the United States Navy was a customer of Seller, but Seller only sold goods to the SPAWARs facility, Seller would not be precluded from selling to the Naval Ship Parts Depot in Mechanicsburg, Pennsylvania.

Article XI

TERMINATION PRIOR TO CLOSING

11.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) Mutual Consent. By the mutual consent of Purchaser and Seller; or

(b) Deadline. By Purchaser or Seller, in writing, if the Closing shall not have occurred on or before December 31, 2006.

11.2 Termination of Obligations. Termination of this Agreement pursuant to this Article XI shall terminate all obligations of the parties hereunder.

Article XII

MISCELLANEOUS

12.1 Entire Agreement. This Agreement and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

12.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, Purchaser may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, which shall thereupon become Purchaser, provided that at the time of such assignment Purchaser unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

12.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

12.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

12.6 Expenses. Seller and Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

12.7 Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

if to Seller to:

American Systems Corporation
13990 Parkeast Circle
Suite A
Chantilly, VA 20151
Attention: Joseph Kopfman, Vice President, Contracts

if to Purchaser to:

Iceweb Virginia, Inc.
205 Van Buren Street, Suite 150
Herndon, Virginia 20170
Attention: John Signorello, CEO

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.

12.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof.

12.9 Public Announcements. Seller and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Purchaser shall issue any such press release or make any public statement without the agreement of the other party, except as such party’s counsel advises in writing may be required by law.

12.10 “Including.” Words of inclusion shall not be construed as terms of limitation herein, so that references to “included” matters shall be regarded as nonexclusive, noncharacterizing illustrations.

12.11 References. Whenever reference is made in this Agreement to any Article or Section, such reference shall be deemed to apply to the specified Article or Section of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the Effective Date.

American Systems Corporation:

By:
William C. Hoover
President and Chief Executive Officer

True North Solutions, Inc.

By:
William C. Hoover
President and Chief Executive Officer

ASC Acquisition-TNS, Inc.

By:
William C. Hoover
President and Chief Executive Officer

Iceweb Virginia, Inc.

By:
John Signorello, CEO